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                                  EXHIBIT 21.1

                                  SUBSIDIARIES


Cityscape Corp., a New York Corporation:

Cityscape Funding Corp., a Delaware Corporation:

Cityscape Funding Corp. II, a Delaware Corporation:

City Mortgage Corporation Limited, an English/Welsh corporation:

City Mortgage Servicing Limited, an English/Welsh corporation:

City Mortgage Financial Services Limited, an English/Welsh corporation:

J&J Securities Limited, an English/Welsh corporation:

Greyfriars Group Limited, an English/Welsh corporation:

Greyfriars Financial Services Limited, an English/Welsh corporation:

Assured Funding Corporation Limited, an English/Welsh corporation:

Greyfriars Finance Limited, an English/Welsh corporation:

Homeowners Capital Plan Limited, an English/Welsh corporation:

Home & Family Finance Limited, an English/Welsh corporation:

Home Mortgage Corporation Limited, an English/Welsh corporation:

Home Mortgages Limited, an English/Welsh corporation:

Homestead Finance Limited, an English/Welsh corporation:

Secured Funding Limited, an English/Welsh corporation: